Exhibit 4.17

Execution Version

SECURITY AGREEMENT

dated as of November 1, 2012

Among

The GRANTORS referred to herein

as Grantors,

CREDIT SUISSE AG

as Collateral Agent,

CREDIT SUISSE AG

as Term Loan Authorized Representative,

CREDIT SUISSE AG

as Revolving Authorized Representative,

CREDIT SUISSE AG,

as Indenture Authorized Representative,

and

Each ADDITIONAL AUTHORIZED REPRESENTATIVE from

time to time party hereto

i

ANNEXES

Annex A	-	Form of Additional Secured First Lien Party Consent

Annex B	-	Form of Junior Lien Intercreditor Agreement

Annex C	-	Notice Information for the Collateral Agent

ii

SCHEDULES:

Schedule I	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number

Schedule II	-	Pledged Collateral

Schedule II-A	-	Post-Closing Matters

Schedule III	-	Commercial Tort Claims

Schedule IV	-	Collateral Description

Schedule V	-	Real Property Schedule

EXHIBITS:

Exhibit A	-	Form of Security Agreement Supplement

Exhibit B	-	Form of Copyright Security Agreement

Exhibit C	-	Form of Patent Security Agreement

Exhibit D	-	Form of Trademark Security Agreement

iii

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of November 1, 2012 (this “Agreement”) among WMG ACQUISITION CORP., a Delaware corporation (the “Company”), WMG HOLDINGS CORP., a Delaware corporation (“Holdings”), the other Persons listed on the signature pages hereof and the Additional Grantors (the Company, Holdings, the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), CREDIT SUISSE AG, as collateral agent for the Secured First Lien Parties (as defined below) (in such capacity together with its successors and assigns in such capacity, the “Collateral Agent”), CREDIT SUISSE AG, as Administrative Agent under the Term Loan Credit Agreement (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Term Loan Authorized Representative”), CREDIT SUISSE AG, as Administrative Agent under the Revolving Credit Agreement (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Revolving Authorized Representative”), CREDIT SUISSE AG, as Notes Authorized Representative under the Indenture (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Indenture Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Additional Secured First Lien Parties of the Series with respect to which it is acting in such capacity.

PRELIMINARY STATEMENTS

In order to induce the Secured First Lien Parties and the Additional Secured First Lien Parties to extend credit and otherwise enter into and perform certain transactions, the Grantors hereby grant a security interest and pledge the Collateral as set forth herein to secure the Secured First Lien Obligations. Therefore each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured First Lien Parties as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. (a) Capitalized terms not otherwise defined herein have the meanings set forth in the Indenture, the Term Loan Credit Agreement or the Revolving Credit Agreement, with the Term Loan Credit Agreement controlling, in the event of discrepancies. Further, unless otherwise defined in this Agreement or in the Indenture, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9 (including Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Securities Accounts, Security, Supporting Obligations and Uncertificated Security).

(b) As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional First Lien Secured Agreement” means any Credit Agreement, indenture, loan agreement or other agreement, notes, guarantees, registration rights agreements or other similar agreements issued in connection with or relating to the Additional Secured First Lien Obligations; provided that in each case, the obligations thereunder have been designated as Additional Secured First Lien Obligations pursuant to and in accordance with Section 6.10 hereto.

“Additional Grantor” has the meaning specified in Section 6.02(b).

“Additional Secured First Lien Obligation” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional First Lien Secured Agreement, whether direct or indirect (including those acquired by assumption, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor of any proceeding under any Debtor Relief Law naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding), in each case, that have been designated as Additional Secured First Lien Obligations pursuant to and in accordance with Section 6.10. Without limiting the generality of the foregoing, the Additional Secured First Lien Obligations include any and all obligations of the Company or any other Grantor under the relevant Additional First Lien Secured Agreements to pay principal, interest, commissions, charges, expenses, fees, indemnities and other amounts payable by such parties thereunder.

“Additional Secured First Lien Parties” means the holders of any Additional Secured First Lien Obligations and any Authorized Representative with respect thereto.

“Additional Secured First Lien Party Consent” shall mean a consent substantially in the form of Annex A hereto, executed by the Authorized Representative of any holders of Additional Secured First Lien Obligations pursuant to Section 6.10 or by the replacement Authorized Representative of any holders of Secured First Lien Obligations pursuant to Section 6.12.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Acquired Intellectual Property” has the meaning specified in Section 2.11(d).

“Agreement” has the meaning specified in the Preamble.

“Applicable Authorized Representative” means:

(a) prior to the Major Revolving Representative Change Date, the Authorized Representative for the Major Revolving Credit Facility with the greatest outstanding principal amount of commitments thereunder (excluding any Cash Management Obligations and Hedging Obligations thereunder) (provided that if the Non-Controlling Authorized Representative Enforcement Date occurs with respect to such Major Revolving Credit Facility, then the Applicable Authorized Representative shall be the Authorized Representative of the Major Revolving Credit Facility, if any, with the next greatest outstanding principal amount of commitments (excluding any Cash Management Obligations and Hedging Obligations thereunder) until the Non-Controlling Authorized Representative Enforcement Date occurs with respect to such Major Revolving Credit Facility, in which case this proviso shall apply until the Non-Controlling Authorized Representative Enforcement Date has occurred with respect to each Major Revolving Credit Facility),

(b) from and after the Major Revolving Representative Change Date, but prior to the Major Term Loan Representative Change Date, the Authorized Representative for the Major Term Loan Credit Facility with the greatest outstanding principal amount of Indebtedness (excluding any Cash Management Obligations and Hedging Obligations thereunder) (provided that if the Non-Controlling Authorized Representative Enforcement Date occurs with respect to such Major Term Loan Credit Facility, then the Applicable Authorized Representative shall be the Authorized Representative of the Major Term Loan Credit Facility, if any, with the next greatest outstanding principal amount of Indebtedness (excluding any Cash Management Obligations and Hedging Obligations thereunder) until the Non-Controlling Authorized Representative Enforcement Date occurs with respect to such Major Term Loan Credit Facility, in which case this proviso shall apply until the Non-Controlling Authorized Representative Enforcement Date has occurred with respect to each Major Term Loan Credit Facility), and

(c) from and after the occurrence of both the Major Revolving Representative Change Date and the Major Term Loan Representative Change Date, the Authorized Representative of the Series of Secured First Lien Obligations with the greatest outstanding principal amount of Indebtedness and commitments (excluding any Cash Management Obligations and Hedging Obligations thereunder) (without duplication), excluding each Authorized Representative of a Series of Secured First Lien Obligations with respect to which the Non-Controlling Authorized Representative Enforcement Date has occurred.

“Authorized Representative” means (i) in the case of any Indenture Obligations or the Indenture Secured Parties, the Indenture Authorized Representative, (ii) in the case of any Term Loan Obligations or the Term Loan Secured Parties, the Term Loan Authorized Representative, (iii) in the case of any Revolving Obligations or the Revolving Secured Parties, the Revolving Authorized Representative and (iv) in the case of any Series of Additional Secured First Lien Obligations or the Additional Secured First Lien Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Additional Secured First Lien Party Consent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York.

“Capital Stock” means (1) in the case of a corporation, capital stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation (including, without limitation, options, warrants or other equivalents) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Captive Insurance Subsidiary” means any “Captive Insurance Subsidiary” as defined in the Revolving Credit Agreement or the Term Loan Credit Agreement (or any corresponding provisions of any other Secured First Lien Agreement).

“Cash Management Obligations” means obligations owed by any Grantor or any of its Restricted Subsidiaries to any lender (or any Person who was a lender pursuant to any Secured First Lien Agreement at the time of entering into the underlying bank products agreement), or any Affiliate of any lender, pursuant to any Secured First Lien Agreement, or any party to an underlying bank products agreement as of the Effective Date in respect of any overdraft and related liabilities from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the Personal Property Collateral, the Real Estate Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning specified in the Preamble.

“Commercial Tort Action” means any action, other than an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors, that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it exceeding $10,000,000.

“Company” has the meaning specified in the Preamble.

“Contractual Obligation” means, as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“control” has the meaning specified in the definition of “Affiliate”.

“Controlling Secured First Lien Parties” means the Series of Secured First Lien Parties the Authorized Representative of whom is the Applicable Authorized Representative.

“Copyright Security Agreement” has the meaning specified in Section 2.08(g).

“Copyrights” has the meaning specified in Section 2.01(p)(iii).

“Covered Agreements” has the meaning specified in Section 2.01.

“Credit Agreement” means a credit agreement for loans or credit extensions, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time (in each case with the same or new lenders or institutional investors), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Discharge” means, with respect to any Series of Secured First Lien Obligations, (a) payment in full in cash of the principal of, interest and premium, if any, on and fees, if any, in connection with, all Indebtedness outstanding under such Series, (b) payment in full of all other Secured First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid in connection with such Series, (c) cancellation of or the entry into arrangements satisfactory to the relevant Authorized Representative with respect to all letters of credit issued and outstanding under such Series, if any, and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under such Series, if any, provided that (x) the Discharge of Term Loan Obligations shall not be deemed to have occurred in connection with a Refinancing of such Term Loan Obligations (or any Refinancing of such Refinancing) with additional obligations under an agreement, instrument or document which has been designated in writing by the Company to the Collateral Agent and each other Authorized Representative as a “Term Loan Credit Agreement” for purposes of this Agreement and (y) the Discharge of Revolving Obligations shall not be deemed to have occurred in connection with a Refinancing of such Revolving Obligations (or any Refinancing of such Refinancing) with additional obligations under an agreement, instrument or document which has been designated in writing by the Company to the Collateral Agent and each other Authorized Representative as a “Revolving Credit Agreement” for purposes of this Agreement.

“Effective Date” means November 1, 2012.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” means an “Event of Default” under and as defined in any of the Secured First Lien Agreements.

“Excluded Assets” has the meaning specified in Section 2.03.

“Excluded Subsidiary” means any “Excluded Subsidiary” as defined in the Revolving Credit Agreement or the Term Loan Credit Agreement (or any corresponding provisions of any other Secured First Lien Agreement).

“Excluded Swap Obligation” means, with respect to any Grantor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Grantor of, or the grant by such Guarantor of a security interest for such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Filing Collateral” has the meaning specified in Section 2.08(h).

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“First Lien Security Documents” means this Agreement, each Notes Security Document, each Term Loan Security Agreement, each Revolving Security Document and each other agreement entered into in favor of the Collateral Agent for purposes of securing any Series of Secured First Lien Obligations.

“Foreign Intellectual Property” means any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, service marks, trademark and service mark applications, trade names, trade dress, trademark licenses, technology, know-how and processes or any other intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof.

“Foreign Subsidiary” means (i) any Subsidiary of the Company not organized under the laws of the United States, any state thereof or the District of Columbia; (ii) any Subsidiary of the Company organized under the laws of the United States, any state thereof or the District of Columbia if all or substantially all of the assets of such Subsidiary consist of equity or debt of one or more Subsidiaries described in clause (i) or this clause (ii); or (iii) any Subsidiary of a Subsidiary described in clause (i) or (ii).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” has the meaning specified in the Preamble.

“Guarantee” means any guarantee of the Term Loan Obligations, the Indenture Obligations, the Revolving Obligations or any Additional Secured First Lien Obligations provided under, pursuant to, or required by, any Secured First Lien Agreement.

“Hedge Bank” means any Person that is a lender or an Affiliate of a lender pursuant to any Secured First Lien Agreement, or a Person that was at the time of entering into a Swap Contract a lender or an Affiliate of a lender pursuant to any Secured First Lien Agreement, or that was a party to a Swap Contract as of the Effective Date, in each case in its capacity as a party to a Swap Contract.

“Hedging Obligations” means obligations owed by any Grantor under Secured Hedge Agreements.

“Holdings” has the meaning specified in the Preamble.

“Indemnified Party” has the meaning specified in Section 6.01(a).

“Indenture” means that certain Indenture, dated as of November 1, 2012 (as amended, amended and restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time) among the Company, Wells Fargo Bank, National Association as the trustee (together with any successor in interest thereto, the “Trustee”) and the guarantors party thereto.

“Indenture Authorized Representative” has the meaning specified in the preamble.

“Indenture Obligations” means the “Notes Obligations” as defined under the Indenture.

“Indenture Secured Parties” means the Trustee, Indenture Authorized Representative, the Collateral Agent and the Holders (as defined in the Indenture).

“Intellectual Property Collateral” has the meaning specified in Section 2.01(p).

“Intellectual Property Security Agreements” has the meaning specified in Section 2.08(g).

“Intercompany Note” means, with respect to any Grantor, any promissory note in a principal amount in excess of $5,000,000 evidencing loans made by such Grantor to Holdings, the Company or any of its Subsidiaries.

“IP Agreements” has the meaning specified in Section 2.01(p)(vi).

“Joint Venture” means any “Joint Venture” as defined in the Revolving Credit Agreement or the Term Loan Credit Agreement (or any corresponding provisions of any other Secured First Lien Agreement).

“Junior Lien Obligations” has the meaning specified in Section 6.11.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” means the Authorized Representative of any Major Series of Secured First Lien Obligations that is not represented by the then Applicable Authorized Representative.

“Major Revolving Credit Facility” means any Revolving Credit Facility outstanding with commitments thereunder (excluding Hedging Obligations and Cash Management Obligations) equal to, or in excess of, $75,000,000.

“Major Revolving Representative Change Date” means the earlier of (1) the Discharge of the Secured First Lien Obligations with respect to each Major Revolving Credit Facility, (2) the date on which there is no Major Revolving Credit Facility outstanding and (3) the occurrence of the Non-Controlling Authorized Representative Enforcement Date with respect to each Major Revolving Credit Facility.

“Major Series of Secured First Lien Obligations” means any Series of Secured First Lien Obligations with principal amount of Indebtedness or commitments thereunder (excluding Hedging Obligations and Cash Management Obligations) equal to, or in excess of, $75,000,000.

“Major Term Loan Credit Facility” means any Term Loan Credit Facility outstanding with the principal amount of Indebtedness thereunder (excluding Hedging Obligations and Cash Management Obligations) equal to, or in excess of, $75,000,000.

“Major Term Loan Representative Change Date” means the earlier of (1) the Discharge of the Secured First Lien Obligations with respect to each Major Term Loan Credit Facility, (2) the date on which there is no Major Term Loan Credit Facility outstanding and (3) the occurrence of the Non-Controlling Authorized Representative Enforcement Date with respect to each Major Term Loan Credit Facility.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Grantors (taken as a whole) to perform their respective obligations under any Secured Agreement to which any Grantor is a party or (c) a material adverse effect on the rights and remedies of the Secured First Lien Parties under any Secured First Lien Agreement or any First Lien Security Document.

“Material Real Property” means each Real Property and any parcel of real property located in the United States owned in fee by a Grantor (including any Subsidiary that becomes a Grantor after the Effective Date) with a purchase price or a fair market value at the time of acquisition in excess of $5,000,000.

“Material Recordable Copyrights” has the meaning specified in Section 2.08(f).

“Material Recordable Intellectual Property” has the meaning specified in Section 2.08(f).

“Material Recordable Patents” has the meaning specified in Section 2.08(f).

“Material Recordable Publishing Copyrights” has the meaning specified in Section 2.08(f).

“Material Recordable Recorded Music Copyrights” has the meaning specified in Section 2.08(f).

“Material Recordable Trademarks” has the meaning specified in Section 2.08(f).

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages made by the Grantors in favor or for the benefit of the Collateral Agent on behalf of the Secured First Lien Parties, together with each other mortgage executed and delivered pursuant to the Secured First Lien Agreements.

“Mortgage Modifications” has the meaning specified in Section 2.09(g).

“Non-Controlling Authorized Representative” means, at any time, an Authorized Representative of a Series of Secured First Lien Obligations that is not the Applicable Authorized Representative at such time.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to the then Applicable Authorized Representative (and the Series of Secured First Lien Obligations represented by it) and with respect to any Non-Controlling Authorized Representative, the date which is 120 days (throughout which 120-day period such Non-Controlling Authorized Representative was a Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Secured First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is a Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Secured First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Secured First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured First Lien

Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Collateral Agent has commenced and is pursuing any enforcement action with respect to such Collateral with reasonable diligence in light of the then existing circumstances or (2) at any time the Grantor which has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any proceeding under any Debtor Relief Law.

“Non-Controlling Secured First Lien Parties” means, at any time, any Secured First Lien Party represented by an Authorized Representative that is not the Applicable Authorized Representative at such time.

“Notes Security Documents” means the “Security Documents” as defined in the Indenture.

“Patent Security Agreement” has the meaning specified in Section 2.08(g).

“Patents” has the meaning specified in Section 2.01(p)(i).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or Governmental Authority or other entity.

“Personal Property Collateral” has the meaning specified in Section 2.01.

“Pledged Collateral” means as to any Pledgor other than Holdings, the Pledged Securities, and as to Holdings, the Pledged Stock, in all cases now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

“Pledged Notes” means with respect to any Pledgor other than Holdings, all Intercompany Notes at any time issued to, or held or owned by, such Pledgor, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or exchange for any or all of the Pledged Notes.

“Pledged Securities” means the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock” means, with respect to any Pledgor other than Holdings, the shares of Capital Stock listed on Schedule II as held by such Pledgor, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of any Capital Stock of any issuer that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect and, with respect to Holdings, the shares of Capital Stock of the Company, as well as any other shares, stock certificates options or rights of any nature whatsoever in respect of the Capital Stock of the Company that may be issued or granted for, or held by, Holdings while this Agreement is in effect and, in each case, all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or exchange for any or all of the Pledged Stock; provided that in no event shall there be pledged, nor shall the Pledgors be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary, (ii) any Capital Stock of a Subsidiary of any Foreign Subsidiary, (iii) de minimis shares of a Foreign Subsidiary (including shares held by any Pledgor as a nominee or in a similar capacity), (iv) any Capital Stock of any Captive Insurance Subsidiary, (v) any Capital Stock of any Excluded Subsidiary, (vi) any Capital Stock of any Joint Venture and (vii) without duplication, any Excluded Assets.

“Pledgor” means Holdings (solely with respect to the Pledged Stock of the Company) and each other Grantor (with respect to the Pledged Securities held by such Grantor).

“Possessory Collateral” means any Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Publishing Copyrights” has the meaning specified in Section 2.01(p)(iii).

“Qualified Securitization Financing” means any “Qualified Securitization Financing” as defined in the Revolving Credit Agreement or the Term Loan Credit Agreement (or any corresponding provisions of any other Secured First Lien Agreement).

“Real Estate Collateral” means any Real Property subject to a Lien securing the Secured First Lien Obligations pursuant to a Mortgage and includes, for the avoidance of doubt, any “Trust Property” referred to in any Mortgage.

“Real Property” means those properties owned by a Grantor as of the Effective Date with a fair market value in excess of $5,000,000 as further listed on Schedule V hereto.

“Recorded Music Copyrights” has the meaning specified in Section 2.01(p)(iii).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, or other similar officer of the Company. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company.

“Restrictive Agreements” has the meaning specified in Section 2.03(13).

“Revolving Authorized Representative” has the meaning specified in the preamble.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of November 1, 2012, among the Company as the borrower, Credit Suisse AG as Administrative Agent (as defined therein) and the other parties thereto and any Refinancing agreement, instrument or document (a “Subsequent Revolving Credit Agreement”) designated by Holdings in accordance with the definition of “Discharge”.

“Revolving Credit Facility” means the Revolving Credit Agreement and any other revolving Credit Agreement, provided that the obligations under such other revolving Credit Agreement have been designated as Additional Secured First Lien Obligations pursuant to and in accordance with Section 6.10 hereto.

“Revolving Obligations” means the “Obligations” as defined in the Revolving Credit Agreement or the definition designated by Holdings as being its equivalent in any Subsequent Revolving Credit Agreement, in each case other than Excluded Swap Obligations.

“Revolving Secured Parties” means the “Secured Parties” as defined in the Revolving Credit Agreement, or the applicable definition designated by Holdings as being its equivalent in any Subsequent Revolving Credit Agreement.

“Revolving Security Documents” means the “Security Documents” as defined in the Revolving Credit Agreement, or the applicable definition designated by Holdings as being its equivalent in any Subsequent Revolving Credit Agreement.

“Rule 3-16” has the meaning specified in Section 2.02.

“Rule 3-16 Additional Secured First Lien Obligations” has the meaning specified in Section 2.02.

“Rule 3-16 Excluded Collateral” has the meaning specified in Section 2.02.

“Rule 3-16 Proceeds” has the meaning specified in Section 3.02.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured First Lien Agreements” means (i) the Indenture, (ii) the Term Loan Credit Agreement, (iii) the Revolving Credit Agreement and (iv) each Additional First Lien Secured Agreement.

“Secured First Lien Obligations” means, collectively, (i) the Indenture Obligations, (ii) the Term Loan Obligations, (iii) the Revolving Obligations and (iv) each Series of Additional Secured First Lien Obligations.

“Secured First Lien Parties” means (i) the Indenture Secured Parties, (ii) the Term Loan Secured Parties, (iii) the Revolving Secured Parties and (iv) the Additional Secured First Lien Parties with respect to each Series of Additional Secured First Lien Obligations.

“Secured Hedge Agreement” means any Swap Contract permitted under the Secured First Lien Agreements that is outstanding as of the Effective Date or that is entered into by and between any Grantor and any Hedge Bank.

“Security Agreement Supplement” has the meaning specified in Section 6.02(b).

“Series” means (a) with respect to the Secured First Lien Parties, each of (i) the Indenture Secured Parties (in their capacities as such), (ii) the Term Loan Secured Parties (in their capacities as such), (iii) Revolving Secured Parties (in their capacities as such) and (iv) the Additional Secured First Lien Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Secured First Lien Parties) and (b) with respect to any Secured First Lien Obligations, each of (i) the Indenture Obligations, (ii) the Term Loan Obligations, (iii) the Revolving Obligations and (iv) the Additional Secured First Lien Obligations incurred pursuant to any Additional First Lien Secured Agreement, which pursuant to an Additional Secured First Lien Party Consent, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Secured First Lien Obligations).

“Subsidiary” means, with respect to any specified Person (1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Term Loan Authorized Representative” has the meaning specified in the preamble.

“Term Loan Credit Agreement” means that certain Credit Agreement, dated as of November 1, 2012, among the Company as the borrower, Credit Suisse AG as Administrative Agent (as defined therein) and the other parties thereto and any Refinancing agreement, instrument or document (a “Subsequent Term Loan Credit Agreement”) designated by Holdings in accordance with the definition of “Discharge”.

“Term Loan Credit Facility” means the Term Loan Credit Agreement and any other term loan Credit Agreement, provided that the obligations under such other term loan Credit Agreement have been designated as Additional Secured First Lien Obligations pursuant to and in accordance with Section 6.10 hereto

“Term Loan Obligations” means the “Secured Obligations” as defined in the Term Loan Credit Agreement or the definition designated by Holdings as being its equivalent in any Subsequent Term Loan Credit Agreement, in each case other than Excluded Swap Obligations.

“Term Loan Secured Parties” means the “Secured Parties” as defined in the Term Loan Credit Agreement, or the applicable definition designated by Holdings as being its equivalent in any Subsequent Term Loan Credit Agreement.

“Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Credit Agreement, or the applicable definition designated by Holdings as being its equivalent in any Subsequent Term Loan Credit Agreement.

“Trademark Security Agreement” has the meaning specified in Section 2.08(g).

“Trademarks” has the meaning specified in Section 2.01(p)(ii).

“Trade Secrets” has the meaning specified in Section 2.01(p)(iv).

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Wholly Owned Restricted Subsidiary” means any “Wholly Owned Restricted Subsidiary” as defined in the Revolving Credit Agreement or the Term Loan Credit Agreement (or any corresponding provisions of any other Secured First Lien Agreement).

Section 1.02. Other Interpretative Provisions. With reference to this Agreement, unless otherwise specified herein:

(a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit, Annex and Schedule references are to Articles, Sections, Exhibits, Annexes and Schedules to this Agreement.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(g) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(h) Unless otherwise expressly provided herein, (i) references to organization documents, agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto; and (ii) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

ARTICLE 2

COLLATERAL

Section 2.01. Grant of Security. Each Grantor (other than Holdings) hereby grants to the Collateral Agent, for the ratable benefit of the Secured First Lien Parties, a security interest in such Grantor’s right, title and interest in and to the following property (except as provided in Section 2.03), in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Personal Property Collateral”):

(a) all Accounts;

(b) all cash and Cash Equivalents;

(c) all Chattel Paper;

(d) all Commercial Tort Claims constituting Commercial Tort Actions described in Schedule III (together with any Commercial Tort Actions subject to a further writing provided in accordance with Section 2.07);

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) all Fixtures;

(i) all General Intangibles;

(j) all Goods;

(k) all Instruments;

(l) all Inventory;

(m) all Investment Property;

(n) all Letter-of-Credit Rights;

(o) all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements) and the IP Agreements, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Covered Agreements”), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Covered Agreements;

(p) the following (collectively, the “Intellectual Property Collateral”) to the extent governed by or arising or existing under, pursuant to or by virtue of the laws of the United States of America or any state thereof:

(i) patents, patent applications, utility models and statutory invention registrations, inventions claimed or disclosed therein and improvements thereto (“Patents”);

(ii) trademarks, service marks, domain names, trade dress, logos, slogans, trade names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications or service mark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed and accepted), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) copyrights whether registered or unregistered (“Copyrights”), including, without limitation, copyrights in (A) recordings of sound, whether or not coupled with a visual image, by any method or format and on any substance or material, whether now or hereafter known, which is used in the recording, production and/or manufacture of records or for any other exploitation of sound (“Recorded Music Copyrights”) and (B) music compositions consisting of words and music, or any dramatic material and bridging passages, whether in form of instrumental and/or vocal music, prose or otherwise, irrespective of length (“Publishing Copyrights”);

(iv) confidential and proprietary information, including, without limitation, confidential and proprietary know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information , in each case, to the extent such information (A) is not generally known, (B) confers an economic benefit on such Grantor and (C) is the subject of reasonable efforts to maintain its secrecy under applicable Law (collectively, “Trade Secrets”);

(v) all registrations and applications for registration for any of the foregoing, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vi) written agreements granting a license or right to use any of the foregoing to which such Grantor, now or hereafter, is a party (“IP Agreements”); and

(vii) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(q) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Personal Property Collateral; and

(r) all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Personal Property Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Personal Property Collateral;

provided that the Personal Property Collateral shall not include any Pledged Collateral, or any property or assets described in the proviso to the definition of Pledged Stock.

In the event of any conflict or inconsistency between the grant of security provided in this Section 2.01 and the provisions of any Intellectual Property Security Agreements, the provisions of this Section 2.01 shall control.

Section 2.02. Pledged Collateral. Each Grantor that is a Pledgor hereby grants to the Collateral Agent, for the ratable benefit of the Secured First Lien Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, wherever located and whether now or herafter existing or arising, and any Proceeds thereof, except as provided in Section 2.03.

Notwithstanding anything else contained in this Agreement, in the event that Rule 3-16 of Regulation S-X under the United States Securities Act of 1933 would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) (such law, rule or regulation, as amended or replaced with another rule or regulation, “Rule 3-16”) the filing with the SEC of separate financial statements of any Affiliate of the Company due to the fact that a security interest in such Affiliate’s Equity Interests has been granted hereunder as security for the payment or performance, as the case may be, of any Additional Secured First Lien Obligations (the “Rule 3-16 Additional Secured First Lien Obligations”), then, solely to the extent securing such Rule 3-16 Additional Secured First Lien Obligations, the Lien granted pursuant to this Agreement or any other Security Document in such Equity Interests (the “Rule 3-16 Excluded Collateral”) shall be deemed not to secure, or to constitute “Collateral” with respect to, such Rule 3-16 Additional Secured First Lien Obligations, in any event solely to the extent necessary and only for so long as required to cause the Company and its Affiliates to not be subject to such requirement. In such event, this Agreement may be amended or modified by the Company and the Collateral Agent, without the consent of any Additional Secured First Lien Party, to the extent necessary to release the Lien granted hereunder in favor of the Collateral Agent on the Rule 3-16 Excluded Collateral solely with respect to the Rule 3-16 Additional Secured First Lien Obligations. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Rule 3-16 Excluded Collateral to secure the Additional Secured First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements for such Affiliate of the Company, then the Equity Interest of such Affiliate will automatically be deemed to be a part of the Collateral for the relevant Additional Secured First Lien Obligations to the extent otherwise required by this Agreement.

Section 2.03. Certain Limited Exceptions. No security interest is or will be granted pursuant to this Agreement or any other First Lien Security Document in any right, title or interest of any Grantor under or in, and “Personal Property Collateral”, “Real Property Collateral” and “Pledged Collateral” shall not include, the following (collectively, the “Excluded Assets”):

(1) any fee interest in owned real property (including Fixtures related thereto) if the fair market value of such fee interest is less than $5,000,000 individually;

(2) any interest in leased real property (including Fixtures related thereto) (and there shall be no requirement to deliver landlord lien waivers, estoppels or collateral access letters);

(3) any Vehicles, any assets subject to certificate of title and any aircraft, airframes, aircraft engines, helicopters, vessels or rolling stock or any Equipment or other assets constituting a part thereof;

(4) Foreign Intellectual Property;

(5) Letter-of-Credit Rights and Commercial Tort Claims individually with a value of less than $10,000,000;

(6) any assets specifically requiring perfection through control agreements (including cash, cash equivalents, deposit accounts or other bank or securities accounts), other than (i) any assets in which a security interest is automatically perfected by filings under the UCC and (ii) Pledged Stock;

(7) margin stock and those assets over which the granting of security interests in such assets would be prohibited by contract, applicable law or regulation or the organizational or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses) (in each case, after giving effect to the applicable anti-assignment provisions of the UCC, other than Proceeds and receivables thereof to the extent that their assignment is expressly deemed effective under the UCC notwithstanding such prohibitions) or to the extent that such security interests would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar Law in any applicable jurisdiction) as reasonably determined by the Company and notified in writing to the Administrative Agent (it being understood that neither the Company nor any of its Subsidiaries shall be required to enter into any security agreements or pledge agreements governed by foreign law);

(8) Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) which is described in the proviso to the definition of Pledged Stock;

(9) any property (and/or related rights and/or assets) that would otherwise be included in the Collateral (and such property (and/or related rights and/or assets) shall not be deemed to constitute a part of the Collateral) if such property has been sold or otherwise transferred in connection with a Qualified Securitization Financing permitted by the Secured First Lien Agreements, or a disposition (including a disposition pursuant to a sale and lease-back or other financing transaction) permitted by the First Lien

Secured Agreements provided that, notwithstanding the foregoing, a security interest of the Collateral Agent shall attach to any money, securities or other consideration received by any Grantor as consideration for the sale or other disposition of such property as and to the extent such consideration would otherwise constitute Collateral;

(10) assets to the extent the granting or perfecting of a security interest in such assets would result in costs or other consequences to Holdings or any of its Subsidiaries as reasonably determined by the Company and the Administrative Agent that are excessive in view of the benefits that would be obtained by the Secured First Lien Parties;

(11) any money, cash, checks, other negotiable instruments, funds and other evidence of payment held in any Deposit Account of the Company or any of its Subsidiaries in the nature of a security deposit with respect to obligations for the benefit of the Company or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations;

(12) any asset held for sale or other disposition following an acquisition of any assets, business or Person, that (in the good faith determination of the Company) would not be material to the business or operations of the Company and its Subsidiaries; provided that such asset so held shall be sold or otherwise disposed of within 180 days of the consummation of such acquisition (as may be extended by the Collateral Agent in its reasonable discretion);

(13) any Instruments, Contracts, Chattel Paper, General Intangibles, Goods, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons (other than Holdings), a Subsidiary of Holdings or the Company or an Affiliate of any of the foregoing (collectively, “Restrictive Agreements”) that would otherwise be included in the Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the UCC or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);

(14) any Equipment or other property that would otherwise be included in the Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Collateral) if such Equipment or other property (x) is subject to a Lien described in clause (19)(B) or clause (25) of the definition of “Permitted Liens” in the Term Loan Credit Agreement securing Indebtedness incurred pursuant to Section 8.1(b)(iv) of the Term Loan Credit Agreement and any refinancing thereof permitted by Section 8.01(b)(xiii) (or any corresponding provisions of any other Secured First Lien Agreement) or (y) is subject to any Lien described in clause (27)(A) of the definition of “Permitted Liens” (or any corresponding provision of any other First Lien Secured Agreement);

(15) any assets or property of Holdings, other than the Pledged Stock of the Company; and

(16) any Goods in which a security interest is not perfected by filing a financing statement in the applicable Grantor’s jurisdiction of organization.

Section 2.04. Security for Secured First Lien Obligations. This Agreement secures, in the case of each Grantor, the payment of all Secured First Lien Obligations of such Grantor (or, in the case of Holdings, of the Company) now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

Section 2.05. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured First Lien Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Secured First Lien Agreement, nor shall any Secured First Lien Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.06. Delivery and Control of Pledged Collateral. (a) All certificates representing or evidencing the Pledged Stock and all instruments representing or evidencing the Pledged Notes shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. During the continuation of an Event of Default and subject to Section 2.06(c), the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 2.12(a), (ii) exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, and (iii) convert Pledged Collateral consisting of Financial Assets credited to any Securities Account to Pledged Collateral consisting of Financial Assets held directly by the Collateral Agent, and to convert Pledged Collateral consisting of Financial Assets held directly by the Collateral Agent to Pledged Collateral consisting of Financial Assets credited to any Securities Account. For the avoidance of doubt, delivery of a certificate representing or evidencing Capital Stock of a Foreign Subsidiary in excess of such Foreign Subsidiary’s Pledged Stock shall confer no right to the Collateral Agent with respect to such excess Capital Stock (including the right to vote such excess Capital Stock), the Collateral Agent shall not have the right to take any action to sell such excess Capital Stock and all rights with respect to such excess Capital Stock shall be retained by the Pledgor. In addition, all representations and warranties in any Secured First Lien Agreement with respect to the security interest in Capital Stock of a Foreign Subsidiary shall be qualified by the fact that no action will be taken under the laws of any jurisdiction other than the United States of America.

(b) During the continuation of an Event of Default and subject to Section 2.06(c), promptly upon the request of the Collateral Agent, with respect to any Pledged Collateral in which any Grantor has any right, title or interest and that constitutes an Uncertificated Security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such Security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such Security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent. During the continuation of an Event of Default and subject to Section 2.06(c), with respect to any Pledged Collateral in which any Grantor has any right, title or interest and that is not an Uncertificated Security, promptly upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Stock that such Pledged Stock is subject to the security interest granted hereunder.

(c) Nothing in Section 2.06(a) or Section 2.06(b) shall be construed to require any Grantor to enter into any control agreement with respect to any Deposit Account or Securities Account.

Section 2.07. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. So long as the Discharge of each of the Secured First Lien Obligations has not occurred:

(a) During the continuation of an Event of Default, promptly upon the request of the Collateral Agent, each Grantor will maintain (i) all Electronic Chattel Paper so that the Collateral Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record; and

(b) Each Grantor will give prompt notice to the Collateral Agent of any Commercial Tort Claim individually in excess of $10,000,000 that may arise in the future and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the first priority security interest created under this Agreement.

Section 2.08. Representations and Warranties. Each Grantor represents and warrants as follows, as of the Effective Date:

(a) Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth as of the date hereof in Schedule I hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects.

(b) Subject to Section 2.09(d), all Pledged Stock consisting of Certificated Securities has been delivered to the Collateral Agent in accordance herewith, other than any Certificated Securities with respect to any Grantors set forth on Schedule II-A hereof (it being understood that any stock powers with respect to the Pledged Stock of a Foreign Subsidiary will be delivered after the Effective Date in accordance with Schedule II-A).

(c) Such Grantor is the legal and beneficial owner of the Pledged Collateral and Personal Property Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, subject to Liens permitted under each Secured First Lien Agreement.

(d) The Pledged Stock pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable.

(e) As of the date hereof, the Pledged Stock pledged by such Grantor constitutes in all material respects the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

(f) On or prior to the Effective Date, the Company has delivered to the Collateral Agent list that is complete and accurate in all material respects, as of September 30, 2012, of all (A) Publishing Copyrights owned by, or exclusively licensed in the United States to, any Grantor and registered with the U.S. Copyright Office, other than Publishing Copyrights with respect to compositions that generated less than $10,000 of “net publisher’s share” in the United States in the fiscal year most recently ended (“Material Recordable Publishing Copyrights”), (B) Recorded Music Copyrights owned by or exclusively licensed in the United States to any Grantor, registered with the U.S. Copyright Office and available for sale as albums in the United States, as of the last day of the fiscal year most recently ended, by Warner-Elektra-Atlantic Corporation, Alternative Distribution Alliance or any other general market distributor in the United States which is owned and/or controlled by the Company, other than Recorded Music

Copyrights with respect to recordings of sound that generated less than $50,000 of revenue to such Grantor in the United States in the fiscal year most recently ended (“Material Recordable Recorded Music Copyrights” and, together with Material Recordable Publishing Copyrights, “Material Recordable Copyrights”), (C) Trademarks owned by any Grantor and pending or registered with the U.S. Patent and Trademark Office that are material to the business of such Grantor (“Material Recordable Trademarks”) and (D) Patents owned by any Grantor and issued by or pending with the U.S. Patent and Trademark Office that are material to the business of such Grantor (“Material Recordable Patents” and, together with Material Recordable Copyrights and Material Recordable Trademarks, “Material Recordable Intellectual Property”).

(g) On the Effective Date each Grantor has executed and delivered to the Collateral Agent (i) with respect to the Material Recordable Copyrights of such Grantor set forth on the list delivered to the Collateral Agent pursuant to Section 2.08(f)(A) and (B) as of September 30, 2012, an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent (a “Copyright Security Agreement”), (ii) with respect to the Material Recordable Patents of such Grantor set forth on the list delivered to the Collateral Agent pursuant to Section 2.08(f)(D) as of September 30, 2012, an agreement, in substantially the form set forth in Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Agent (a “Patent Security Agreement”) and (iii) with respect to the Material Recordable Trademarks of such Grantor set forth on the list delivered to the Collateral Agent pursuant to Section 2.08(f)(C) as of September 30, 2012, an agreement, in substantially the form set forth in Exhibit D hereto or otherwise in form and substance satisfactory to the Collateral Agent (a “Trademark Security Agreement” and, together with each Copyright Security Agreement and each Patent Security Agreement, the “Intellectual Property Security Agreements”), in each case for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.

(h) (i) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured First Lien Parties a valid security interest in all the Personal Property Collateral of each Grantor, securing the payment of the Secured First Lien Obligations of such Grantor; (ii) upon the filing of a UCC financing statement in the UCC filing office in the jurisdiction set forth in Schedule I under the heading “Jurisdiction of Organization” with respect to such Grantor, naming such Grantor as the debtor, the Collateral Agent as the secured party and including the collateral description set forth in Schedule IV, all actions necessary to perfect the security interest in the Personal Property Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing pursuant to the UCC (all such Collateral, “Filing Collateral”) shall have been duly made or taken and be in full force and effect, and the Lien created under this Agreement in such Grantor’s Filing Collateral shall be perfected; and (iii) upon the recordation of a Copyright Security Agreement following the Effective Date naming such Grantor as the grantor and the Collateral Agent as the secured party with the U.S. Copyright Office, all actions necessary to perfect the security interest in the Personal Property Collateral of such Grantor consisting of the Material Recordable Copyrights described therein shall have been duly made or taken and be in full force and effect, and the Lien created under this Agreement in such Grantor’s Material Recordable Copyrights shall be perfected.

(i) Except as could not reasonably be expected to have a Material Adverse Effect:

(i) To the Grantor’s knowledge, the operation of such Grantor’s business as currently conducted and the use of the Intellectual Property Collateral in connection therewith do not infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any third party.

(ii) The registered Intellectual Property Collateral of such Grantor is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to such Grantor’s knowledge, is valid and enforceable.

(iii) To such Grantor’s knowledge, (A) none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral.

(iv) To such Grantor’s knowledge, neither such Grantor nor its Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property Collateral by such Grantor or that would impair the validity or enforceability of such Intellectual Property Collateral to such Grantor.

Section 2.09. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Notwithstanding any other provision of this Agreement or any other Secured First Lien Agreement or First Lien Security Document, neither the Company nor any Pledgor will be required to (i) take any action in any jurisdiction other than the United States of America, or required by the laws of any such jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (ii) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except in the case of Collateral that constitutes Capital Stock or Intercompany Notes in certificated form, delivering such Capital Stock or Intercompany Notes (in the case of Intercompany Notes, limited to any such note with a principal amount in excess of $5,000,000) to the Collateral Agent, or (iii) deliver landlord lien waivers, estoppels or collateral access letters.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed and/or recorded all financing statements, instruments and documents and take all such actions to perfect the security interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the security interests and the filing of any financing statements (including fixture filings) or other documents in connection herewith, all in accordance with the terms hereof and the Secured First Lien Agreements.

(d) Each Grantor agrees that within the period or by the date specified on Schedule II-A (or on such later date as the Collateral Agent shall agree) it will deliver the items described on Schedule II-A.

(e) With respect to any Material Real Property in which any Grantor acquires fee title at any time after the Effective Date or which is owned in fee by any Subsidiary that becomes a Grantor after the Effective Date, the applicable Grantor shall within 120 days after such acquisition (as such period may be extended in the sole discretion of the Collateral Agent, acting upon the instruction of the Applicable Authorized Representative) deliver to the Collateral Agent for the benefit of the Secured First Lien Parties, a Mortgage in accordance with any applicable requirements of any Governmental Authority (including any required appraisals of such property under FIRREA); provided that (i) nothing in this Section 2.09(e) shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the First Lien Security Documents which would attach or be perfected pursuant to the terms thereof without action by the Company, any of its Subsidiaries or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this Section 2.09(e) on any owned real property or fixtures the acquisition of which is, or is to be, within 180 days of such acquisition, financed or refinanced, in whole or in part through the incurrence of Indebtedness, until such Indebtedness is repaid in full (and not refinanced) or, as the case may be, the Company determines not to proceed with such financing or refinancing. In connection with any such grant to the Collateral Agent, for the benefit of the Secured First Lien Parties, of a Lien of record on any such real property pursuant to a Mortgage in accordance with this Section 2.09(e), the Company or such Subsidiary shall deliver or cause to be delivered to the Collateral Agent any required appraisals of such property under FIRREA, pro-forma lender’s title insurance policies, and local law enforceability opinions with respect to the enforceability of the Mortgages.

(f) With respect to any Material Real Property in which any Grantor acquires fee title at any time after the Effective Date or which is owned in fee by any Subsidiary that becomes a Grantor after the Effective Date, the applicable Grantor shall use commercially reasonable efforts to obtain flood insurance as and to the extent required by law or applicable regulation.

(g) Each Grantor agrees that in connection with any Additional Secured First Lien Obligations, if Collateral Agent determines in its reasonable discretion that modification of the Mortgages or, alternatively, replacements of the Mortgages encumbering the Real Estate Collateral pursuant to the First Lien Security Documents (such modifications or replacements, collectively, the “Mortgage Modifications”), is necessary or desirable to create or continue the Lien on the Real Estate Collateral following the issuance of such Additional Secured First Lien Obligations, then such Grantor shall deliver the Mortgage Modifications covering the Real Estate Collateral duly executed by such Grantor as of the closing date under the applicable Additional First Lien Secured Agreement. If reasonably requested by the Collateral Agent, the applicable Grantor shall also provide Collateral Agent in connection with the Mortgage Modifications, with endorsements to the lender’s title insurance policies or if endorsements are not available new lender’s pro-forma title insurance policies and local law enforceability opinions with respect to the enforceability of the Mortgage Modifications, in each case in form and substance reasonably satisfactory to Collateral Agent, and such other evidence that all other actions that the Collateral Agent may reasonably deem necessary in order to continue the Liens on the Real Estate Collateral described in the Mortgages has been taken.

Section 2.10. Post-Closing Changes; Bailees; Collections on Covered Agreements and Accounts. (a) Each Grantor will give prompt written notice to the Collateral Agent of any change in its name, type of organization, jurisdiction of organization, from those set forth in Section 2.08(a) of this Agreement, provided that such written notice shall be given no later than the earlier of (x) 10 Business Days after such change and (y) 10 days prior to the date on which the perfection of the Liens under this Agreement would (absent additional filings or other actions) lapse, in whole or in part, by reason of such change, and will take all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.

(b) During the continuation of an Event of Default, if any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, upon the request of the Collateral Agent such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder and (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent’s account subject only to the Collateral Agent’s instructions.

(c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction during the continuation of an Event of Default, shall take) such commercially reasonable action as such Grantor (or the Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided that the Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, all amounts and Proceeds (including, without limitation, instruments) received by such Grantor in respect of the Accounts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Secured First Lien Agreements so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 3.02.

Section 2.11. As to Intellectual Property Collateral. (a) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, or except as permitted by each Secured First Lien Agreement, with respect to the registration or pending application of each item of its Patents, Trademarks or Copyrights for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office and the U.S. Copyright Office, to (i) maintain the validity and enforceability of any of its registered Patents, Trademarks or Copyrights and maintain such Patents, Trademarks or Copyrights in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office or the U.S. Copyright Office, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except as could not be reasonably expected to have a Material Adverse Effect, or except as permitted by each Secured First Lien Agreement, no Grantor shall do or knowingly permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(c) Except where failure to do so could not reasonably be expected to cause a Material Adverse Effect, or except as permitted by each Secured First Lien Agreement, each Grantor shall take commercially reasonable steps which it (or the Collateral Agent during the continuation of an Event of Default) deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of its Trademarks, consistent with the quality of the products and services as of the date hereof, and taking commercially reasonable steps necessary to ensure that the licensed users of any of its Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d) Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property Collateral after the date hereof (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.

(e) Each Grantor shall, not more than 95 days following the last day of every fiscal year of the Company, sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all Material Recordable Intellectual Property owned by it, except for immaterial omissions, as of the last day of the most recently ended fiscal year, to the extent that such Material Recordable Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly cooperate as necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

Section 2.12. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Grantor or any part thereof for any purpose.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Pledged Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Secured First Lien Agreements; provided that any and all non-cash dividends, interest and other distributions paid or payable in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 2.12(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 2.12(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 2.12(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

ARTICLE 3

REMEDIES AND APPLICATION OF PROCEEDS

Section 3.01. Remedies. Subject to Section 4.02, if any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, but subject to pre-existing rights and permitted licenses, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Covered Agreements, the Accounts and the other

Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Deposit Accounts and (C) exercise all other rights and remedies with respect to the Covered Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Collateral Agent shall give the applicable Grantors at least ten (10) Business Days’ written notice of the time and place of any public sale or the time after which any private sale is to be made and each Grantor agrees that such notice shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All payments received by any Grantor under or in connection with any Covered Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(c) During the continuation of an Event of Default, the Collateral Agent may, without notice to any Grantor except as required by law, charge, set off and otherwise apply all or any part of the Secured First Lien Obligations against any funds held with respect to any Deposit Account.

(d) If the Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Collateral of any Grantor pursuant to this Section 3.01, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

(e) The Collateral Agent is authorized, in connection with any sale of the Pledged Collateral pursuant to this Section 3.01, to deliver or otherwise disclose to any prospective purchaser of the Pledged Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Pledged Collateral.

(f) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured First Lien Parties by reason of the failure by such Grantor to perform any of the covenants contained in subsection (d) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Collateral Agent shall demand compliance with subsection (d) above.

Section 3.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral of a Grantor, including any Collateral consisting of cash, in the following order of priority:

first, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to this Agreement or the terms of any First Lien Security Document or Secured First Lien Agreements; and

second, to the payment in full of the Secured First Lien Obligation of each Series on a ratable basis in accordance with the applicable amounts thereof, to be applied by the applicable Authorized Representative in accordance with the terms of the applicable Secured First Lien Agreement;

provided that (i) in no event shall the proceeds of any collection or sale of Rule 3-16 Excluded Collateral (the “Rule 3-16 Proceeds”) be applied to the payment of any Rule 3-16 Additional Secured First Lien Obligations and (ii) the Secured First Lien Obligations of any Series shall not be reduced by the amount of Rule 3-16 Proceeds for the purpose of determining its ratable share of the proceeds of any collection or sale of Collateral.

ARTICLE 4

INTERCREDITOR MATTERS

Section 4.01. Priority of Claims.

(a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Secured First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Secured First Lien Agreements or any defect or deficiencies in the Liens securing the Secured First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 4.01(b), and subject, in the case of Rule 3-16 Collateral, to the last paragraph of Section 2.02), each Secured First Lien Party hereby agrees that the Liens securing each Series of Secured First Lien Obligations on any Collateral shall be of equal priority.

(b) It is acknowledged that the Secured First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured First Lien Agreements, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 4.01(a) above or Section 3.02 or the provisions of this Agreement defining the relative rights of the Secured First Lien Parties of any Series.

Section 4.02. Actions with Respect to Collateral.

(a) The Secured First Lien Parties, through their Authorized Representatives and as a condition of accepting the benefits of the security interests granted herein, agree that (i) only the Collateral Agent shall act or refrain from acting with respect to the Collateral, and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Collateral from any Non-Controlling Authorized Representative (or any other Secured First Lien Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Secured First Lien Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured First Lien Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured First Lien Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured First Lien Party of any rights and remedies relating to the Collateral, or to cause the Collateral Agent to do so.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Secured First Lien Obligations (other than funds deposited for the discharge or defeasance of any Secured First Lien Agreement and funds deposited to cash collateralize letters of credit) other than pursuant to the First Lien Security Documents, and upon executing this Agreement or an Additional Secured First Lien Party Consent, each Authorized Representative and the Series of Secured First Lien Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(c) Each of the Secured First Lien Parties agrees that (i) it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any proceeding under any Debtor Relief Law), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured First Lien Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement and that (ii) if, notwithstanding clause (i), such Secured First Lien Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any proceeding under any Debtor Relief Law or through any other exercise of remedies at any time prior to the Discharge of each of the Secured First Lien Obligations, then it shall hold such Collateral, proceeds or payment in trust for the other Secured First Lien Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 3.02 hereof.

Section 4.03. Reinstatement. In the event that any of the Secured First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under any Debtor Relief Law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such Secured First Lien Obligations shall again have been paid in full in cash.

Section 4.04. Insurance. As between the Secured First Lien Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

Section 4.05. Refinancings. The Secured First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured First Lien Agreements) of any Secured First Lien Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof.

Section 4.06. Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Collateral Agent agrees to hold any Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured First Lien Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 4.06. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured First Lien Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 4.06.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 4.06 shall be limited solely to holding any Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured First Lien Party for purposes of perfecting the Lien held by such Secured First Lien Parties therein.

Section 4.07. Existence and Amount of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Secured First Lien Obligations of any Series, or the Collateral subject to any Lien securing the Secured First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured First Lien Party or any other person as a result of such determination.

Section 4.08. Provisions Solely to Define Relative Rights. The provisions of this Article 4 are and are intended solely for the purpose of defining the relative rights of the Secured First Lien Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 4.09. Acknowledgement. As of the Effective Date, the Applicable Authorized Representative shall be the Revolving Authorized Representative.

ARTICLE 5

COLLATERAL AGENT

Section 5.01. Appointment and Authority.

(a) Each Authorized Representative on behalf of itself and of the Secured First Lien Parties represented by it hereby appoints Credit Suisse AG to act on its behalf as the Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Secured First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. The Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 5.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article 5 (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” or “Administrative Agent” under the First Lien Security Documents) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured First Lien Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Secured First Lien Parties, to sell, transfer or otherwise dispose of or deal with any Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Secured First Lien Obligations of the applicable Series would otherwise be entitled as a result of such Secured First Lien Obligations. Without limiting the foregoing, each Non-Controlling Secured First Lien Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Secured First Lien Party shall have any duty or obligation first to marshal or realize upon any type of Collateral (or any other Collateral securing any of the Secured First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other Collateral securing any Secured First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured First Lien Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured First Lien Parties from such realization, sale, disposition or liquidation.

(c) Each of the Secured First Lien Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Secured First Lien Obligations or any other Secured First Lien Party of any other Series arising out of any actions which the Collateral Agent, any Authorized Representative or any Secured First Lien Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Secured First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the Secured First Lien Obligations or the valuation, use, protection or release of any security for the Secured First Lien Obligations.

Section 5.02. Rights as a Secured First Lien Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured First Lien Party under any Series of Secured First Lien Obligations that it holds as any other Secured First Lien Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Secured First Lien Party” or “Secured First Lien Parties” or (as applicable) “Indenture Secured Party”, “Indenture Secured Parties”, “Term Loan Secured Party”, “Term Loan Secured Parties”, “Revolving Secured Party”, “Revolving Secured Parties”, “Additional Secured First Lien Party” or “Additional Secured First Lien Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Secured First Lien Party.

Section 5.03. Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative, (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Secured First Lien Obligations unless and until notice describing such Event of Default is given to the Collateral Agent by the Authorized Representative of such Secured First Lien Obligations or the Company; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any event or condition that constitutes an Event of Default, or that, with the giving of any notice, the passage of time, or both, would be an Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Secured First Lien Obligations, or (vi) the satisfaction of any condition set forth in any Secured First Lien Agreement, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

Section 5.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 5.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

Section 5.06. Resignation and Removal of Collateral Agent. Subject to the appointment of a successor as and to the extent set forth herein, (i) the Applicable Authorized Representative may by notice to the Collateral Agent, each other Authorized Representative and the Company and upon obtaining the prior consent of the Term Loan Authorized Representative, the Revolving Authorized Representative and each other Authorized Representative of a Series of Secured First Lien Obligations consisting of term or revolving credit facilities remove the Collateral Agent and (ii) the Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of removal or resignation, the Applicable Authorized Representative shall have the right, upon obtaining the written consent of the Company (which consent shall not be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after such notice of removal or after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured First Lien Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured First Lien Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Secured First Lien Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Secured First Lien Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section 5.06. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First Lien Security Documents (if not already discharged therefrom as provided above in this Section 5.06). After the retiring Collateral Agent’s removal or resignation hereunder and under the other First Lien Security Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of removal or resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent.

Section 5.07. Non-Reliance on Collateral Agent and Other Secured First Lien Parties. Each Secured First Lien Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Secured First Lien Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured First Lien Agreements to which it is a party. Each Secured First Lien Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Secured First Lien Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured First Lien Agreements or any related agreement or any document furnished hereunder or thereunder.

Section 5.08. Collateral and Guaranty Matters. Each of the Secured First Lien Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 6.05 or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured First Lien Agreement;

(b) to release or subordinate any Grantor from its obligations under the First Lien Security Documents upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Secured First Lien Agreement.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured First Lien Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and documented fees and expenses of counsel (which shall be limited to one (1) counsel to the Collateral Agent and the Secured First Lien Parties in addition to one local counsel per relevant jurisdiction, and in the case of a conflict of interest, one additional counsel per relevant jurisdiction for all similarly situated persons) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense has resulted from such Indemnified Party’s gross negligence or willful misconduct or breach of this Agreement by the Secured First Lien Party.

(b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable and documented fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured First Lien Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 6.02. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement (other than pursuant to any Additional Secured First Lien Party Consent and as contemplated in the last paragraph of Section 2.02 or in Section 6.11), and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Grantor to which such amendment, waiver, or consent is to apply, by the Collateral Agent and by each Authorized Representative of any Series of Secured First Lien Obligations (with the consent of the requisite number of debt holders or Secured First Lien Parties specified in the applicable Secured First Lien Agreement, if any), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured First Lien Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The Collateral Agent and the Applicable Authorized Representative may amend this Agreement to cure any ambiguity, mistake, omission, default or inconsistency or to correct administrative or manifest errors or omissions or inconsistencies, or to effect administrative changes or to effect administrative changes that are not directly adverse to any Secured First Lien Party or in connection with the incurrence of Additional Secured First Obligations or Junior Lien Obligations. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to this Agreement.

(b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other First Lien Security Documents and Secured First Lien Agreements to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other First Lien Security Documents or Secured First Lien Agreements to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I through V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through V, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

(c) Each Secured First Lien Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document, so long as the Collateral Agent (i) receives a certificate of the Company stating that such amendment is permitted by the terms of each then extant Secured First Lien Agreement or (ii) subject to Section 6.02(a), is directed to enter into such an amendment by the Applicable Authorized Representative or each Authorized Representative of any Series of Secured First Lien Obligations (as applicable). Additionally, each Secured First Lien Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document solely as such First Lien Security Document relates to a particular Series of Secured First Lien Obligations so long as (x) such amendment is in accordance with the Secured First Lien Agreements pursuant to which such Series of Secured First Lien Obligations was incurred and (y) such amendment does not adversely affect the Secured First Lien Parties of any other Series.

(d) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Collateral or amendment to any First Lien Security Document provided for in this Section or Section 6.05.

Section 6.03. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including by any means of electronic transmission) and mailed, e-mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Company at the Company’s address specified in Section 10.01 of the Revolving Credit Agreement, if to the Collateral Agent, the address specified in Annex C hereto, if to the Revolving Authorized Representative, the address specified in Section 10.01 of the Revolving Credit Agreement, if to the Indenture Authorized Representative, the address specified in 11.02 of the Indenture, if to the Term Loan Authorized Representative, the address specified in Section 11.2 of the Term Loan Credit Agreement and if to any holder of obligations under any Additional First Lien Secured Agreement, to such holder’s Authorized Representative at its address set forth in the Additional Secured First Lien Party Consent, as such address may be changed by written notice to the Collateral Agent and the Company. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.01 of the Revolving Credit Agreement, Section 11.2 of the Term Loan Credit Agreement, Section 12.02 of the Indenture or the Additional First Lien Secured Agreement, as applicable. Delivery by telecopier or any other means of electronic transmission of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 6.04. Continuing Security Interest; Assignments Under the Secured First Lien Agreements. This Agreement shall create a continuing security interest in the Personal Property Collateral and Pledged Collateral and shall (a) remain in full force and effect until the Discharge of each of the Secured First Lien Obligations, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured First Lien Parties and their permitted respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured First Lien Party may assign or otherwise transfer all or any portion of its rights and obligations under the applicable Secured First Lien Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured First Lien Party herein or otherwise, in each case as provided in the applicable Secured First Lien Agreements.

Section 6.05. Release; Termination.

(a) The Collateral Agent acting on the instructions of the Applicable Authorized Representative shall have the right to release Liens on the Collateral (other than releases of all or substantially all of the Collateral). In addition, the Lien granted hereby in any Collateral (but not any Proceeds thereof) shall automatically be released:

(i) to enable the disposition of such property or assets to any Person (other than the Company or a Grantor) to the extent not prohibited under the Secured First Lien Agreements;

(ii) in the case of Collateral of a Grantor other than Holdings and the Company, (w) as it relates to the Term Loan Obligations, upon the release of the Guarantee of the Term Loan Obligations by such Grantor in accordance with the terms thereof, (x) as it relates to the Indenture Obligations, upon the release of the Guarantee of the Indenture Obligations by such Grantor in accordance with the terms thereof, (y) as it relates to the Revolving Obligations, upon the release of the Guarantee of the Revolving Obligations by such Grantor in accordance with the terms thereof; and (z) as it relates to any Additional Secured First Lien Obligations, upon the release of the Guarantee of such Additional Secured First Lien Obligations by such Grantor in accordance with the terms thereof;

(iii) in the case of Collateral that is Equity Interests, upon the dissolution or liquidation of the issuer of that Equity Interest that is not prohibited by the Secured First Lien Documents;

(iv) as it relates to the Indenture Obligations, if the Notes (as defined in the Indenture) have Investment Grade Ratings (as defined in the Indenture) from both Rating Agencies (as defined in the Indenture) and the Company, as the issuer under the Indenture or any successor in interest thereto has delivered a notice of such Investment Grade Ratings to the Trustee and the Collateral Agent and no Default (as defined in the Indenture) has occurred and is continuing under the Indenture;

(v) (w) as it relates to the Term Loan Obligations, upon the Discharge of the Term Loan Obligations, (x) as it relates to the Indenture Obligations, upon the Discharge of the Indenture Obligations, (y) as it relates to the Revolving Obligations, upon the Discharge of the Revolving Obligations; and (z) as it relates to any Additional Secured First Lien Obligations, upon the Discharge of such Additional Secured First Lien Obligations;

(vi) as it relates to the Indenture Obligations, upon the Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture (in each case as defined in the Indenture); and

(vii) as it relates to any Secured First Lien Obligations, such other circumstances contemplated in the relevant Secured First Lien Agreement.

(b) The Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence any release of the Lien created under this Agreement on any Collateral pursuant to this Section 6.05; provided that such Grantor shall have delivered to the Collateral Agent a written request therefor and a certificate of such Grantor to the effect that the transaction is in compliance with the First Lien Security Documents and any Secured First Lien Agreements and as to such other matters as the Collateral Agent may reasonably request. The Collateral Agent shall be authorized to rely on any such certificate without independent investigation.

Section 6.06. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or any other means of electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

Section 6.07. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Section 6.08. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER FIRST LIEN SECURITY DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY FIRST LIEN SECURITY DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c) EACH GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FIRST LIEN SECURED AGREEMENTS OR THE TRANSACTIONS RELATED THERETO.

Section 6.09. Severability. If any provision of any First Lien Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the First Lien Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured First Lien Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

Section 6.10. Additional Secured First Lien Obligations. On or after the date hereof and so long as not prohibited by any Secured First Lien Agreement then outstanding, the Company may from time to time designate indebtedness at the time of incurrence to be secured as Additional Secured First Lien Obligations on the terms and conditions set forth in this Agreement by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by a Responsible Officer (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Additional Secured First Lien Obligations for the purposes hereof, (iii) representing that the incurrence of such obligation and the designation of such obligations as Additional Secured First Lien Obligations complies with the terms of the Secured First Lien Secured Documents then in effect and any Additional First Lien Secured Agreements, and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Additional Secured First Lien Party Consent. Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as collateral agent under and subject to the terms of the First Lien Security Documents for the benefit of all Secured First Lien Parties, including without limitation, any Secured First Lien Parties that hold any such Additional Secured First Lien Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as collateral agent for the holders of such Additional Secured First Lien Obligations as set forth in each Additional Secured First Lien Party Consent and agrees, on behalf of itself and each Secured First Lien Party it represents, to be bound by this Agreement.

Section 6.11. Additional Junior Lien Obligations. So long as permitted by the Secured First Lien Documents then in effect, the Company may from time to time designate Indebtedness and other obligations at the time of incurrence to be secured on a junior priority basis to the Secured First Lien Obligations then outstanding (such Indebtedness and other obligations, the “Junior Lien Obligations”). Upon such designation, the Applicable Authorized Representative shall direct the Collateral Agent to (x) enter into an intercreditor agreement with the holders of such Junior Lien Obligations (or a trustee or other authorized representative thereof), substantially in the form attached as Annex B or such other form as the parties may reasonably agree, (y) execute and deliver amendments, waivers, supplements or other modifications to any First Lien

Security Documents (including but not limited to any Mortgages and UCC fixture filings), and (z) make or consent to any filings or take any other actions in connection therewith, as may be reasonably deemed by the Company to be necessary or reasonably desirable for any Lien on the assets of any Grantor permitted to secure such Junior Lien Obligations to become a valid, perfected lien.

Section 6.12. Replacement of Authorized Representatives. The Company may replace the Authorized Representative for any Series of Secured First Lien Obligations by delivering to the Collateral Agent (a) a certificate from a Responsible Officer representing that the appointment of the replacement Authorized Representative is in accordance with the requirements of the Secured First Lien Agreements for such Series of Secured First Lien Obligations and (b) an Additional Secured First Lien Party Consent duly executed by the replacement Authorized Representative. Such replacement Authorized Representative shall become the sole Authorized Representative for the applicable Series of Secured First Lien Obligations with effect from the date of delivery of the foregoing documents.

Section 6.13. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured First Lien Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 6.14. Survival. This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under any Debtor Relief Law by or against the Company or any of its Subsidiaries.

Section 6.15. Transfer Tax Acknowledgement. Each party hereto acknowledges that the shares delivered hereunder are being transferred to and deposited with the Collateral Agent (or other Person in accordance with any applicable Intercreditor Agreement) as security for the Secured First Lien Obligations and that this Section 6.15 is intended to be the certificate of exemption from New York stock transfer taxes for the purposes of complying with Section 270.5(b) of the Tax Law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this SECURITY AGREEMENT to be duly executed as of the date first above written.

WMG ACQUISITION CORP.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Guarantors:

ROADRUNNER RECORDS INC.

T.Y.S., INC.

THE ALL BLACKS U.S.A., INC.

A. P. SCHMIDT CO.

ATLANTIC RECORDING CORPORATION

ATLANTIC/MR VENTURES INC.

ARMS UP INC.

BERNA MUSIC, INC.

BIG BEAT RECORDS INC.

CAFE AMERICANA INC.

CHAPPELL MUSIC COMPANY, INC.

COTA MUSIC, INC.

COTILLION MUSIC, INC.

CRK MUSIC INC.

E/A MUSIC, INC.

ELEKSYLUM MUSIC, INC.

ELEKTRA/CHAMELEON VENTURES INC.

ELEKTRA ENTERTAINMENT GROUP INC.

ELEKTRA GROUP VENTURES INC.

EN ACQUISITION CORP.

FHK, INC.

FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.

FOSTER FREES MUSIC, INC.

INSIDE JOB, INC.

INSOUND ACQUISITION INC.

INTERSONG U.S.A., INC.

JADAR MUSIC CORP.

LEM AMERICA, INC.

LONDON-SIRE RECORDS INC.

MAVERICK PARTNER INC.

MCGUFFIN MUSIC INC.

MIXED BAG MUSIC, INC.

MM INVESTMENT INC.

NONESUCH RECORDS INC.

NON-STOP MUSIC HOLDINGS, INC.

NVC INTERNATIONAL INC.

OCTA MUSIC, INC.

PEPAMAR MUSIC CORP.

REP SALES, INC.

RESTLESS ACQUISITION CORP.

REVELATION MUSIC PUBLISHING CORPORATION

RHINO ENTERTAINMENT COMPANY

RICK’S MUSIC INC.

RIGHTSONG MUSIC INC.

RODRA MUSIC, INC.

RYKO CORPORATION

RYKODISC, INC.

RYKOMUSIC, INC.

SEA CHIME MUSIC, INC.

SR/MDM VENTURE INC.

SUPER HYPE PUBLISHING, INC.

THE RHYTHM METHOD INC.

TOMMY BOY MUSIC, INC.

TOMMY VALANDO PUBLISHING GROUP, INC.

UNICHAPPELL MUSIC INC.

W.B.M. MUSIC CORP.

WALDEN MUSIC INC.

WARNER ALLIANCE MUSIC INC.

WARNER BRETHREN INC.

WARNER BROS. MUSIC INTERNATIONAL INC.

WARNER BROS. RECORDS INC.

WARNER CUSTOM MUSIC CORP.

WARNER DOMAIN MUSIC INC.

WARNER MUSIC DISCOVERY INC.

WARNER MUSIC LATINA INC.

WARNER MUSIC SP INC.

WARNER SOJOURNER MUSIC INC.

WARNER SPECIAL PRODUCTS INC.

WARNER STRATEGIC MARKETING INC.

WARNER/CHAPPELL MUSIC (SERVICES), INC.

WARNER/CHAPPELL MUSIC, INC.

WARNER/CHAPPELL PRODUCTION MUSIC, INC.

WARNER-ELEKTRA-ATLANTIC CORPORATION

WARNERSONGS, INC.

WARNER-TAMERLANE PUBLISHING CORP.

WARPRISE MUSIC INC.

J. RUBY PRODUCTIONS, INC.

SIX-FIFTEEN MUSIC PRODUCTIONS, INC.

SUMMY-BIRCHARD, INC.

WB GOLD MUSIC CORP.

WB MUSIC CORP.

WBM/HOUSE OF GOLD MUSIC, INC.

WBR MANAGEMENT SERVICES INC.

WBR/QRI VENTURE, INC.

WBR/RUFFNATION VENTURES, INC.

WBR/SIRE VENTURES INC.

WEA EUROPE INC.

WEA INC.

WEA INTERNATIONAL INC.

WEA MANAGEMENT SERVICES INC.

WIDE MUSIC, INC.

WMG MANAGEMENT SERVICES INC.

ASYLUM RECORDS LLC

ATLANTIC MOBILE LLC

ATLANTIC PRODUCTIONS LLC

ATLANTIC SCREAM LLC

ATLANTIC/143 L.L.C.

BB INVESTMENTS LLC

BULLDOG ENTERTAINMENT GROUP LLC

BULLDOG ISLAND EVENTS LLC

BUTE SOUND LLC

CHORUSS LLC

CORDLESS RECORDINGS LLC

EAST WEST RECORDS LLC

FBR INVESTMENTS LLC

FOZ MAN MUSIC LLC

FUELED BY RAMEN LLC

LAVA RECORDS LLC

LAVA TRADEMARK HOLDING COMPANY LLC

MADE OF STONE LLC

PENALTY RECORDS, L.L.C.

PERFECT GAME RECORDING COMPANY LLC

RHINO NAME & LIKENESS HOLDINGS, LLC

RHINO/FSE HOLDINGS, LLC

T-BOY MUSIC, L.L.C.

T-GIRL MUSIC, L.L.C.

THE BIZ LLC

UPPED.COM LLC

WARNER MUSIC DISTRIBUTION LLC

WMG TRADEMARK HOLDING COMPANY LLC

ARTIST ARENA LLC

FERRET MUSIC HOLDINGS LLC

FERRET MUSIC LLC

FERRET MUSIC MANAGEMENT LLC

FERRET MUSIC TOURING LLC

P & C PUBLISHING LLC

WARNER MUSIC NASHVILLE LLC

ATLANTIC PIX LLC

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson

Title: Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Guarantors (cont-d):

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Member
By: Warner Music Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By: Warner Music Distribution LLC, its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

MAVERICK RECORDING COMPANY

By: SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Guarantors (cont-d):

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By: Non-Stop Music Publishing, LLC, their Sole Member
By: Non-Stop Music Holdings, Inc., its Manager

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By: Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

WMG ARTIST BRAND LLC

By: Warner Music Inc., its Managing Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

[SIGNATURE PAGE TO SECURITY AGREEMENT]

CREDIT SUISSE AG, as Collateral Agent

By:	/s/ James Moran
Name: James Moran
Title: Managing Director

By:	/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Associate

CREDIT SUISSE AG, as Term Loan Authorized Representative

By:	/s/ James Moran
Name: James Moran
Title: Managing Director

By:	/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Associate

[SIGNATURE PAGE TO SECURITY AGREEMENT]

CREDIT SUISSE AG, as Revolving Authorized Representative

By:	/s/ James Moran
Name: James Moran
Title: Managing Director

By:	/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Associate

CREDIT SUISSE AG, as Indenture Authorized Representative

By:	/s/ James Moran
Name: James Moran
Title: Managing Director

By:	/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Associate

[SIGNATURE PAGE TO SECURITY AGREEMENT]